UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2016 (June 12, 2016)

Date of Report (Date of earliest event reported)

Caesars Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-36207	46-2672999
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Restructuring Support Agreement

On June 12, 2016, Caesars Acquisition Company (“CAC”), Caesars Entertainment Operating Company, Inc. (“CEOC” and, together with its debtor subsidiaries, the “Debtors”) and (solely to agree that the agreement constitutes a “CAC Joinder” under the CEC/CEOC RSA) Caesars Entertainment Corporation (“CEC”) entered into a Restructuring Support Agreement (the “RSA”) with respect to the restructuring of CEOC’s indebtedness (the “Restructuring”), including the merger of CAC with and into CEC (the “Merger”), with CEC as the surviving company (the surviving entity, “New CEC”). All capitalized terms not defined in this description of the RSA have the meanings ascribed to such terms in the RSA.

Pursuant to the RSA, CAC agreed to, among other things, support the Restructuring, negotiate definitive documentation in furtherance thereof and not take actions that would interfere with the Restructuring. In addition, CAC agreed to take, and cause its controlled subsidiaries and, after the merger, cause New CEC to take, all actions necessary or appropriate to consummate the currently filed chapter 11 plan of reorganization of the Debtors (the “CEOC Plan”), including, among other things: (a) the negotiation of and entry into a definitive Merger Agreement (which may be an amendment to the Merger Agreement, dated as of December 21, 2014, between CEC and CAC), along with an agreement by the Sponsors to approve the Merger (the “Sponsor Agreement”), no later than June 30, 2016, (b) upon consummation of the Merger, the issuance of $1.0 billion of New CEC Convertible Notes, (c) upon consummation of the Merger, the issuance of up to 52.7% of the New CEC Common Equity (which includes the New CEC Common Equity issuable pursuant to the New CEC Convertible Notes), (d) upon consummation of the Merger, the commencement and consummation of any New CEC Capital Raise to fund New CEC’s contributions to the CEOC Plan, (e) upon consummation of the Merger, the New CEC OpCo Stock Purchase for $700.0 million in cash and the New CEC PropCo Common Stock Purchase, if applicable, for $91.0 million in cash, (f) the contribution and/or distribution of cash to fund the closing of the Restructuring, (g) negotiation of, and entry into, various agreements contemplated by the CEOC Plan and (h) establishment of the composition of the New CEC board of directors. Nothing in the RSA restricts the ability of CAC to effect the sale or other transfer of all or a material portion of the business or assets of Caesars Interactive Entertainment, Inc. (“CIE”) to an unaffiliated third party (a “CIE Transaction”). CAC will keep CEOC updated, on a weekly basis, of the status of any material developments with respect to potential CIE Transactions and will provide CEOC written notice at least 30 days prior to the consummation of any CIE Transaction. Nothing in the RSA restricts any rights CEOC may have to investigate or challenge any such transaction or take any other such action that CEOC believes may be necessary to protect the rights of the estates of CEOC and the Debtors.

Pursuant to the RSA, CEOC agreed to, among other things, support the Restructuring, negotiate definitive documentation in furtherance thereof and not take any actions that would interfere with the Restructuring. In addition, CEOC agreed to use its reasonable best efforts to obtain a 105 Injunction Order reasonably acceptable to CEC no later than June 15, 2016.

CEOC may terminate the RSA based on, among other things, (a) CEOC’s exercise of its fiduciary duties as set forth in the RSA, (b) CEC and CAC failing to execute a Merger Agreement or to obtain the Sponsor Agreement, in each case, reasonably acceptable to CEOC by June 30, 2016 or (c) the Effective Date has not occurred by December 31, 2017.

CAC may terminate the RSA based on, among other things, (a) CAC’s exercise of its fiduciary duties as set forth in the RSA, (b) CEC and CAC failing to execute a Merger Agreement by June 30, 2016, (c) the CEOC Disclosure Statement not being approved by June 30, 2016, (d) the CEOC Confirmation Order not being entered by January 31, 2017, (e) if either class comprised of the Prepetition Credit Agreements Claims or the Secured First Lien Notes Claims do not vote to accept the CEOC Plan or (f) the Effective Date not occurring by December 31, 2017.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA and its exhibits, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Important Additional Information

On December 21, 2014, CAC and CEC entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company. In connection with the Merger, CAC and CEC will file with the Securities and Exchange

Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint information statement/prospectus, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and joint information statement/prospectus regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint information statement/prospectus, as well as other filings containing information about CAC and CEC, at the SEC’s website (www.sec.gov), from CAC Investor Relations (investor.caesarsacquisitioncompany.com) or from CEC Investor Relations (investor.caesars.com).

Forward-Looking Statements

This filing contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “contemplated,” “might,” “expect,” “intend,” “could,” “would” or “estimate,” or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements and are found at various places throughout this Form 8-K. These forward-looking statements, including, without limitation, those relating to the Restructuring, wherever they occur in this filing, are based on CAC management’s current expectations about future events and are necessarily estimates reflecting the best judgment of management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in CAC’s reports filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	The outcome of currently pending or threatened litigation arising out of or in connection with the acquisition by Caesars Growth Partners, LLC and CIE of certain assets from CEOC;

•	The effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including CEC and CAC, and the interest of various creditors, equity holders, and other constituents;

•	CEC’s limited cash balances and sources of available cash, including CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary and CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast;

•	The ability to retain key employees during the Restructuring;

•	The event that the Restructuring Support and Forbearance Agreements (“RSAs”) may not be consummated in accordance with their terms, or persons not party to the RSAs may successfully challenge the implementation thereof;

•	The length of time CEOC will operate in the Chapter 11 cases and CEOC’s failure to comply with the milestones previously provided by the RSAs or that may be included in other agreements relating to the Restructuring;

•	Risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the Restructuring as contemplated by the RSAs;

•	Adverse effects of Chapter 11 proceedings on CEC’s liquidity or results of operations;

•	the Merger may not be consummated or one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement;

•	The effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	The financial results of our consolidated businesses;

•	The impact of CEOC’s substantial indebtedness and the restrictions in CEOC’s debt agreements;

•	Access to available and reasonable financing on a timely basis, including the ability of CAC to refinance its indebtedness on acceptable terms;

•	The ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•	Changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	Our ability to recoup costs of capital investments through higher revenues;

•	Abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	The effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	The potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•	Construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	Litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	Acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities; and

•	Access to insurance on reasonable terms for our assets; and the impact, if any, of unfunded pension benefits under multi-employer pension plans.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CAC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of June 12, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Acquisition Company, and Caesars Entertainment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ACQUISITION COMPANY

Date: June 13, 2016	By:	/s/ CRAIG ABRAHAMS
		Name:	Craig Abrahams
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of June 12, 2016, among Caesars Entertainment Operating Company, Inc., on behalf of itself and each of the debtors in the Chapter 11 Cases, Caesars Acquisition Company, and Caesars Entertainment Corporation.